Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2015 Financial Results

Fourth Quarter Revenue of $65.1 Million, up 48% year-over-year

Fourth Quarter Adjusted EBITDA of $10.5 Million, up 35% year-over-year

Fourth Quarter GAAP Net Income of $5.2 Million, or $0.09 per diluted share

Fourth Quarter non-GAAP Net Income of $6.0 Million, or $0.10 per diluted share

Record Full Year 2015 Revenue of $224.7 Million, up 49% year-over-year

Record Full Year 2015 Adjusted EBITDA of $48.1 Million, up 78% year-over-year

Record Full Year 2015 GAAP Net Income of $20.9 Million, or $0.36 per diluted share

Record Full Year 2015 non-GAAP Net Income of $23.4 Million, or $0.40 per diluted share

OKLAHOMA CITY –(BUSINESS WIRE)– Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2015.

“Our momentum continued in the fourth quarter of 2015, as our entire team came together to cap a remarkable year,” said Chad Richison, Paycom founder and CEO. “Our full-year revenue growth of 49 percent drove revenue to a record $225 million. This growth is a testament to the appeal of our market-leading solution, and also the efforts of our highly motivated sales force. We continue to believe we are in the early innings of a multiyear growth cycle, and have only just begun to leverage the opportunity to introduce our efficient, scalable and easy-to-use software to thousands of companies in our target segment. With our newly launched sales teams in 2014 and 2015 continuing to mature and our research and development growing, we are optimistic that 2016 will yield another year of success and innovation.”

Financial Highlights for the Fourth Quarter of 2015

Total Revenue of $65.1 million represented a 48% increase compared to total revenue of $44.0 million in the same period last year. Recurring revenues of $63.6 million increased 47% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $5.2 million, or $0.09 per diluted share, compared to GAAP net income of $2.5 million, or $0.05 per diluted share, in the same period last year.

Adjusted EBITDA1 was $10.5 million, compared to $7.8 million in the same period last year.

Non-GAAP Net Income1 was $6.0 million, or $0.10 per diluted share, compared to $3.1 million, or $0.06 per diluted share, in the same period last year.

Annualized New Recurring Revenue (“ANRR”) was $40.6 million, up from $20.6 million for the same period last year, representing 97% growth.

Cash and Cash Equivalents were $50.7 million as of December 31, 2015.

Total Debt was $25.9 million as of December 31, 2015. This debt consisted solely of debt on the corporate headquarters.

Financial Highlights for the Full Year 2015

Total Revenue of $224.7 million represented a 49% increase compared to total revenue of $150.9 million in the same period last year. Recurring revenues of $220.0 million increased 48% from the comparable prior year period, and constituted 98% of total revenues.

GAAP Net Income was $20.9 million, or $0.36 per diluted share, compared to GAAP net income of $5.7 million, or $0.11 per diluted share, in the same period last year.

Adjusted EBITDA1 was $48.1 million, compared to $27.0 million in the same period last year.

Non-GAAP Net Income1 was $23.4 million, or $0.40 per diluted share, compared to $9.6 million, or $0.19 per diluted share, in the same period last year.

Annualized New Recurring Revenue (“ANRR”) was $109.0 million, up from $59.6 million for the same period last year, representing 83% growth.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2016 and year ending December 31, 2016:

Quarter Ending March 31, 2016

Total Revenues in the range of $82 million to $84 million.

Adjusted EBITDA in the range of $21 million to $23 million.

Year Ending December 31, 2016

Total Revenues in the range of $309 million to $311 million.

Adjusted EBITDA in the range of $63 million to $65 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending March 31, 2016 or the year ending December 31, 2016 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. We use Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess our performance and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, stock-based compensation expense, certain transaction expenses that are not core to our operations and net loss on early repayment of debt and (ii) non-GAAP net income as net income plus tax adjusted stock-based compensation expense, certain tax adjusted transaction expenses that are not core to our operations and tax adjusted net loss on early repayment of debt. Adjusted EBITDA and non-GAAP net income are metrics that we believe are useful to investors in evaluating our performance and facilitating comparison with other peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA and non-GAAP net income in isolation, or as a substitute for net income or other Condensed Consolidated Statements of Income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 9, 2016 at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (888) 317-6003 (domestic) or (412) 317-6061 (international) and enter conference ID 7761867. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until February 23, 2016. The replay passcode is 10078826.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom has sales offices across the country and serves clients in all 50 states.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenue generated by certain applications, including Enhanced ACA; alternative ways of addressing human capital management (“HCM”) needs or new technologies generally by us and our competitors; continued acceptance of Software–as-a-Service as an effective method for delivering HCM solutions and other business management applications; the attraction and retention of qualified employees and key personnel; future regulatory, judicial and legislative changes in our industry; how certain factors affecting our performance correlate to improvements or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan in the future; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to create additional jobs at our corporate headquarters; our ability to expand our corporate headquarters within an expected timeframe; our expectation of increasing our capital expenditures and investment activity as our business grows; and our ability to comply with New York Stock Exchange corporate governance standards within prescribed phase-in periods following loss of “controlled company” status. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “may,” “believe,” “could,” “anticipate,” “would,” “might,” “plan,” “expect,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results may differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including those discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$50,714	$25,144
Restricted cash	—	371
Accounts receivable	2,354	2,794
Prepaid expenses	3,531	1,952
Inventory	1,093	195
Income tax receivable	6,743	935

Current assets before funds held for clients	64,435	31,391
Funds held for clients	696,703	660,557

Total current assets	761,138	691,948
Property and equipment, net	58,858	47,919
Deposits and other assets	1,404	645
Goodwill	51,889	51,889
Intangible assets, net	3,484	5,096

Total assets	$876,773	$797,497

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,899	$3,042
Accrued commissions and bonuses	8,687	5,080
Accrued payroll and vacation	2,898	1,582
Deferred revenue	3,726	2,535
Current portion of long-term debt	886	855
Accrued expenses and other current liabilities	9,735	5,121

Current liabilities before client funds obligation	30,831	18,215
Client funds obligation	696,703	660,557

Total current liabilities	727,534	678,772

Deferred income tax liabilities, net	641	1,662
Long-term deferred revenue	25,310	16,802
Long-term debt, less current portion	24,974	26,123

Total long-term liabilities	50,925	44,587

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 57,119,873 and 53,832,782 shares issued and outstanding at December 31, 2015 and 2014, respectively)	571	538
Additional paid in capital	71,135	67,937
Retained earnings	26,608	5,663

Total stockholders’ equity	98,314	74,138

Total liabilities and stockholders’ equity	$876,773	$797,497

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Revenues
Recurring	$63,583	$43,177	$219,987	$148,207
Implementation and other	1,535	863	4,666	2,722

Total revenues	65,118	44,040	224,653	150,929

Cost of revenues
Operating expenses	9,221	6,847	31,790	24,694
Depreciation and amortization	1,041	748	3,683	2,624

Total cost of revenues	10,262	7,595	35,473	27,318

Administrative expenses
Sales and marketing	30,810	19,310	92,554	63,547
Research and development	2,504	1,447	8,627	4,325
General and administrative	13,750	9,685	47,826	35,501
Depreciation and amortization	1,558	1,216	5,738	4,538

Total administrative expenses	48,622	31,658	154,745	107,911

Total operating expenses	58,884	39,253	190,218	135,229

Operating income	6,234	4,787	34,435	15,700
Interest expense	(360)	(342)	(1,427)	(3,421)
Net loss on early repayment of debt	—	—	—	(4,044)
Other income, net	367	26	517	1,421

Income before income taxes	6,241	4,471	33,525	9,656
Provision for income taxes	1,084	1,965	12,580	3,993

Net income	$5,157	$2,506	$20,945	$5,663

Net income per share, basic	$0.09	$0.05	$0.37	$0.11
Net income per share, diluted	$0.09	$0.05	$0.36	$0.11
Weighted average shares outstanding:
Basic	57,109,987	52,018,730	56,495,170	49,784,154
Diluted	58,365,587	53,855,629	57,919,700	51,857,309

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$20,945	$5,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,421	7,162
Loss on disposition of property and equipment	15	—
Amortization of debt discount and debt issuance costs	157	133
Write off of debt issuance costs	—	4,051
Stock-based compensation expense	3,010	712
Employee stock purchase plan compensation expense	209	—
Net change in derivative liability	—	(1,107)
Deferred income taxes, net	(1,021)	2,259
Changes in operating assets and liabilities:
Accounts receivable	440	(1,089)
Prepaid expenses	(1,579)	(465)
Inventory	(224)	267
Deposits and other assets	(810)	(232)
Accounts payable	(431)	(2,386)
Income taxes, net	(5,808)	(122)
Accrued commissions and bonuses	3,607	1,482
Accrued payroll and vacation	1,316	(1,505)
Deferred revenue	9,699	6,765
Accrued expenses and other current liabilities	4,026	749

Net cash provided by operating activities	42,972	22,337

Cash flows from investing activities:
Increase in funds held for clients	(36,146)	(204,778)
Decrease (increase) in restricted cash	371	(2)
Purchases of property and equipment	(16,549)	(14,270)

Net cash used in investing activities	(52,324)	(219,050)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	6,538
Principal payments on long-term debt	(1,118)	(65,650)
Increase in client funds obligation	36,146	204,778
Proceeds from initial public offering, net of offering costs	—	62,840
Payment of debt issuance costs	(106)	(11)

Net cash provided by financing activities	34,922	208,495

Change in cash and cash equivalents	25,570	11,782
Cash and cash equivalents
Beginning of year	25,144	13,362

End of year	$50,714	$25,144

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$1,271	$3,482
Cash paid for income taxes	19,205	2,013
Noncash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$1,613	$408
Stock based compensation for capitalized software	220	4

Paycom Software, Inc.

Breakout of Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Stock-based compensation expense:
Operating expenses	$115	$13	$235	$32
Sales and marketing	277	7	559	166
Research and development	(31)	9	104	16
General and administrative	928	321	2,112	498

Total stock-based compensation expense	$1,289	$350	$3,010	$712

Paycom Software, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income to Adjusted EBITDA:
Net income	$5,157	$2,506	$20,945	$5,663
Interest expense	360	342	1,427	3,421
Provision for income taxes	1,084	1,965	12,580	3,993
Depreciation and amortization expense	2,599	1,964	9,421	7,162

EBITDA	9,200	6,777	44,373	20,239
Stock-based compensation expense	1,289	350	3,010	712
Transaction expenses	—	641	685	2,004
Net loss on early repayment of debt	—	—	—	4,044

Adjusted EBITDA	$10,489	$7,768	$48,068	$26,999

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income to non-GAAP net income
Net income	$5,157	$2,506	$20,945	$5,663
Tax adjusted stock-based compensation expense(1)	884	196	1,881	418
Tax adjusted transaction expenses(1)	(7)	359	623	1,175
Tax adjusted net loss on early repayment of debt(1)	—	—	—	2,372

Non-GAAP net income	$6,034	$3,061	$23,449	$9,628

Non-GAAP net income per share, basic	$0.11	$0.06	$0.42	$0.19
Non-GAAP net income per share, diluted	$0.10	$0.06	$0.40	$0.19
Weighted average shares outstanding:
Basic	57,109,987	52,018,730	56,495,170	49,784,154
Diluted	58,365,587	53,855,629	57,919,700	51,857,309

(1)	Beginning in 2015, we use an individual non-GAAP tax rate for each tax adjusted non-GAAP item to determine the amount of non-GAAP net income. Prior to 2015, we used an overall effective tax rate for each tax adjusted non-GAAP item to determine the amount of non-GAAP net income.

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Adjusted gross profit:
Total revenues	$65,118	$44,040	$224,653	$150,929
Less: Total cost of revenues	(10,262)	(7,595)	(35,473)	(27,318)
Plus: Stock-based compensation expense	115	13	235	32

Total adjusted gross profit	$54,971	$36,458	$189,415	$123,643
Total adjusted gross profit %	84%	83%	84%	82%

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Adjusted sales and marketing expenses:
Sales and marketing expenses	$30,810	$19,310	$92,554	$63,547
Less: Stock-based compensation expense	(277)	(7)	(559)	(166)

Total adjusted sales and marketing expenses	$30,533	$19,303	$91,995	$63,381

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Adjusted research and development expenses:
Research and development expenses	$2,504	$1,447	$8,627	$4,325
Less: Stock-based compensation expense	31	(9)	(104)	(16)

Total adjusted research and development expenses	$2,535	$1,438	$8,523	$4,309

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Adjusted administrative expenses:
Administrative expenses	$48,622	$31,658	$154,745	$107,911
Less: Transaction expenses	—	(641)	(685)	(2,004)
Less: Stock-based compensation expense	(1,174)	(337)	(2,775)	(680)

Total adjusted administrative expenses	$47,448	$30,680	$151,285	$105,227

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

Kathy.Oden-Hall@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.